                                                                    EXHIBIT 25.1



                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON,  D. C.  20549

                          --------------------------

                                   FORM  T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                          --------------------------

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION  305(b)(2)
                                             -------
                          --------------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

                New York                             13-3818954
        (Jurisdiction of incorporation          (I. R. S. Employer
        if not a U. S. national bank)         Identification Number)

           114 West 47th Street                      10036-1532
           New York,  New York                       (Zip Code)
           (Address of principal
             executive offices)

                           --------------------------
                        PHYSICIAN RESOURCE GROUP, INC.
              (Exact name of OBLIGOR as specified in its charter)

                Delaware                               76-0456864
        (State or other jurisdiction of            (I. R. S. Employer
          incorporation or organization)           Identification No.)


                5430 LBJ Freeway                          75240
                   Suite 1540                           (Zip code)
                  Dallas, Texas
        (Address of principal executive offices)

                           --------------------------
                6% Convertible Subordinated Debenture due 2001
                      (Title of the indenture securities)

================================================================================
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                                     - 2 -



                                    GENERAL


1.  GENERAL INFORMATION
    -------------------

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Federal Reserve Bank of New York (2nd District), New York, New York
               (Board of Governors of the Federal Reserve System).
         Federal Deposit Insurance Corporation,  Washington,  D. C.
         New York State Banking Department, Albany, New York

    (b)  Whether it is authorized to exercise corporate trust powers.

             The trustee is authorized to exercise corporate trust powers.


2.  AFFILIATIONS WITH THE OBLIGOR
    -----------------------------

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

3,4,5,6,7,8,9,10,11,12,13,14 and 15.

    The Physician Resource Group, Inc. is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.  LIST OF EXHIBITS
     ----------------

    T-1.1 -- Organization Certificate, as amended, issued by the State of New
             York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.33-97056).

    T-1.2 -- Included in Exhibit T-1.1.

    T-1.3 -- Included in Exhibit T-1.1.

    T-1.4 -- The By-Laws of United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

    T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust
             Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

    T-1.7 -- A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.


                                     NOTE

    As of May 29, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

    In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                             ---------------------

    Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 29th day of May 1997.


     UNITED STATES TRUST COMPANY OF
       NEW YORK, Trustee


By:  John Stohlman
     ----------------------------------

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                               DECEMBER 31, 1996
                               -----------------
                                (IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                       $   75,754

Short-Term Investments                           276,399

Securities, Available for Sale                   925,886

Loans                                          1,638,516
Less: Allowance for Credit Losses                 13,168
                                              ----------
          Net Loans                            1,625,348
Premises and Equipment                            61,278
Other Assets                                     120,903
                                              ----------
          TOTAL ASSETS                        $3,085,568
                                              ----------

LIABILITIES
-----------
Deposits:
          Non-Interest Bearing                $  645,424
          Interest Bearing                     1,694,581
                                              ----------
               Total Deposits                  2,340,005

Short-Term Credit Facilities                     449,183
Accounts Payable and Accrued Liabilities         139,261
                                              ----------
               TOTAL LIABILITIES              $2,928,449
                                              ----------


STOCKHOLDER'S EQUITY
Common Stock                                      14,995
Capital Surplus                                   42,394
Retained Earnings                                 98,926
Unrealized Gains (Losses) on Securities
         Available for Sale, Net of Taxes            804
                                              ----------
TOTAL STOCKHOLDER'S EQUITY                       157,119
                                              ----------
         TOTAL LIABILITIES AND
         STOCKHOLDER'S EQUITY                 $3,085,568


I, Richard E. Brinkman, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkman, Senior Vice President & Comptroller

April 9, 1997

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